UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/09/2012

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modifications to Rights of Security Holders

On August 9, 2012, the Preferred Stock Rights Agreement (the "Rights Agreement") dated July 19, 2002 between Blucora, Inc. (the "Company") and Mellon Investor Services LLC (as rights agent) expired under the terms set forth in the Rights Agreement. The Rights Agreement, a copy of which was attached as Exhibit 4.4 to the Current Report on Form 8-K filed by the Company on July 24, 2002, was originally entered into by the Company to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the Company's Board of Directors. The Rights Agreement granted the Company's stockholders one right (a "Right"), exercisable under certain specified circumstances, to purchase one one-thousandth share of the Company's Series C Participating Preferred Stock ("Series C Preferred Stock") for each outstanding share of common stock of the Company. As a result of the expiration of the Rights Agreement, each outstanding share of the Company's common stock is no longer accompanied by a Right and all of the rights and restrictions set forth in the Rights Agreement have expired.

The expiration of the Rights Agreement and the Rights do not affect the stockholder-approved restrictions on the transfer of the Company's common stock as set forth in Section 4.3 of the Company's Restated Certificate of Incorporation, which remain in effect.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 10, 2012, the Company filed with the Delaware Secretary of State a Restated Certificate of Incorporation that combined into one document, pursuant to Section 245 of the Delaware General Corporation Law, the Company's prior Restated Certificate of Incorporation, the amendments that were approved by the Company's stockholders at the Company's 2012 annual meeting, and the elimination of the Series C Preferred Stock, as described below. The new Restated Certificate of Incorporation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, supersedes the prior Restated Certificate of Incorporation and all amendments thereto.

Also on August 10, 2012, immediately prior to filing the above-referenced Restated Certificate of Incorporation, the Company filed a Certificate of Elimination with the Delaware Secretary of State. This Certificate of Elimination was filed pursuant to authorization from the Company's Board of Directors to eliminate the Series C Preferred Stock, no shares of which were issued or outstanding, in connection with the expiration of the Rights Agreement described above under Item 3.03. A copy of the Certificate of Elimination is attached to this Current Report as Exhibit 3.2.

Item 9.01.    Financial Statements and Exhibits

3.1        Restated Certificate of Incorporation, as filed with the Secretary of the State of Delaware on August 10, 2012.

3.2         Certificate of Elimination for the Series C Preferred Stock, as filed with the Secretary of the State of Delaware on August 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUCORA, INC.

Date: August 13, 2012	By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Restated Certificate of Incorporation, as filed with the Secretary of the State of Delaware on August 10, 2012.
EX-3.2	Certificate of Elimination for the Series C Preferred Stock, as filed with the Secretary of the State of Delaware on August 10, 2012.